Exhibit 99.1
CapitalSource Reaffirms 2007 Dividend of $2.40 / Liquidity Strong
CHEVY CHASE, Md., Aug. 1 /PRNewswire-FirstCall/ — CapitalSource Inc. (NYSE: CSE) announced today that based on preliminary data for the second quarter of 2007 and the Company’s business outlook for the remainder of the year, CapitalSource today reaffirmed its previous dividend guidance of $2.40 per share for 2007. CapitalSource will announce second quarter earnings tomorrow (August 2, 2007) to include adjusted earnings exceeding analysts’ consensus of $0.65 per diluted share, based on strong performance in the Company’s commercial loan portfolio, including credit metrics in line with historical ranges.
Responding to marketplace concerns, CapitalSource Chairman and CEO John Delaney commented that, “The Company’s current liquidity is very strong. Additionally, we finance our core business using committed facilities that are not subject to mark to market risk.”
About CapitalSource
CapitalSource is a leading commercial lending, investment and asset management business focused on the middle market. As of March 31, 2007, CapitalSource managed an $18.3 billion portfolio, including $9.5 billion in its commercial lending and investing business, $5.6 billion in its residential mortgage investment business, and $3.0 billion managed on behalf of third parties. Headquartered in Chevy Chase, Maryland, the company has approximately 540 employees in offices across the United States and in Europe. For more information, visit http://www.CapitalSource.com.
Forward Looking Statements
This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including certain plans, expectations, goals, and projections, and including statements about projected dividends, which are subject to numerous assumptions, risks, and uncertainties. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond our control which may cause actual results, performance, or achievements to differ materially from anticipated results, performance or achievements. Actual results could differ materially from those contained or implied by such statements for a variety of factors and other factors described in CapitalSource’s 2006 Annual Report on Form 10-K, and documents subsequently filed by CapitalSource with the Securities and Exchange Commission. All forward-looking statements included in this news release are based on information available at the time of the release.
More detailed information about factors we believe could cause our actual results, performance or achievements to differ materially from anticipated levels is contained in our filings with the SEC, including the sections captioned “Risk Factors” and “Business” in our Annual Report on Form 10-K as filed with the SEC on March 1, 2007 and in our Current Report on Form 8-K as filed with the SEC on July 23, 2007. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.
SOURCE CapitalSource Inc.
CONTACT: Investors, Dennis Oakes, Vice President, Investor Relations,
+1-212-321-7212, +1-301-841-2830, or Media, Michael Weiss, Director of
Communications, +1-301-841-2918, mweiss@capitalsource.com, both of
CapitalSource Inc.